                                                                 Exhibit 2(a)(5)


STATE OF GEORGIA
COUNTY OF JACKSON







                   DEED TO SECURE DEBT AND SECURITY AGREEMENT


                                     Between

                             Texfi Industries, Inc.

                                       and

                           NationsBank, N.A., as Agent

                                       and

             NationsBanc Commercial Corporation, as Disbursing Agent

                           Dated as of March 15, 1996











                    This instrument was drawn by and mail to:

                            J. Donnell Lassiter, Esq.
                   Kennedy Covington Lobdell & Hickman, L.L.P.
                    NationsBank Corporate Center, Suite 4200
                             101 North Tryon Street
                      Charlotte, North Carolina 28202-4006

                                TABLE OF CONTENTS


ARTICLE I -       REPRESENTATIONS, WARRANTIES, COVENANTS
                  AND AGREEMENTS OF GRANTOR.....................................................................  4

         Section 1.01      Payment of Secured Obligations.......................................................  4
         Section 1.02      Title of Grantor.....................................................................  4
         Section 1.03      Maintenance, Repair, Alterations.....................................................  5
         Section 1.04      Required Insurance...................................................................  5
         Section 1.05      Delivery of Insurance Policies, etc..................................................  5
         Section 1.06      Insurance Proceeds...................................................................  6
         Section 1.07      Assignment of Policies Upon Foreclosure..............................................  7
         Section 1.08      Indemnification; Subrogation; Waiver of Offset.......................................  7
         Section 1.09      Taxes and Impositions................................................................  8
         Section 1.10      Impound for Taxes....................................................................  9
         Section 1.11      Utilities............................................................................  9
         Section 1.12      Actions Affecting Mortgaged Estate...................................................  9
         Section 1.13      Actions by Beneficiary As To Mortgaged Estate........................................ 10
         Section 1.14      Survival of Warranties............................................................... 10
         Section 1.15      Eminent Domain....................................................................... 10
         Section 1.16      Additional Encumbrances.............................................................. 11
         Section 1.17      Inspection, Audits and Information Regarding Collateral.............................. 11
         Section 1.18      Liens................................................................................ 11
         Section 1.19      Beneficiary's Powers................................................................. 12
         Section 1.20      Restrictions Affecting Title......................................................... 12
         Section 1.21      After-Acquired Property.............................................................. 12
         Section 1.22      Easements and Restrictions........................................................... 13
         Section 1.23      Estoppel Certificate................................................................. 13
         Section 1.24      Non-Residential Status of Property................................................... 13



ARTICLE II -      SECURITY AGREEMENT............................................................................ 13

         Section 2.01      Creation of Security Interest........................................................ 13
         Section 2.02      Representations, Warranties and Covenants of Grantor................................. 14



ARTICLE III -     EVENTS OF DEFAULT AND REMEDIES OF BENEFICIARY................................................. 15

         Section 3.01      Events of Default.................................................................... 15





         Section 3.02      Receiver............................................................................. 18
         Section 3.03      Waiver of Rights..................................................................... 18
         Section 3.04      Retention of Possession.............................................................. 18
         Section 3.05      Remedies not Exclusive............................................................... 19
         Section 3.06      Waiver of Appraisement; Valuation, Stay, Extension,
                           Homestead Exemption and Redemption Laws.............................................. 19
         Section 3.07      Discontinuance of Proceedings and Restoration of the
                           Parties.............................................................................. 19



ARTICLE IV -      MISCELLANEOUS................................................................................. 20

         Section 4.01      Governing Law........................................................................ 20
         Section 4.02      Waiver of Rights..................................................................... 20
         Section 4.03      Notices.............................................................................. 20
         Section 4.04      Captions............................................................................. 20
         Section 4.05      Invalidity of Certain Provisions..................................................... 20
         Section 4.06      Subrogation.......................................................................... 21
         Section 4.07      Waiver of Rights For Commercial Transaction.......................................... 21
         Section 4.08      Waiver of Grantor's Rights........................................................... 21
         Section 4.09      Final Maturity....................................................................... 21



Exhibits

A        -        Description of Land
B        -        Permitted Exceptions
C        -        Excluded Equipment

                   DEED TO SECURE DEBT AND SECURITY AGREEMENT



         THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (this "Security Deed") dated as of March 15, 1996 by and between TEXFI INDUSTRIES, INC., a Delaware corporation, whose mailing address is 5400 Glenwood Avenue, Raleigh, North Carolina 27612 ("Grantor"), and NATIONSBANK, N.A., a national banking association organized under the laws of the United States, as Agent (the "Beneficiary") for the benefit of itself and the financial institutions (the "Lenders") as are, or may from time to time, become parties to the Credit Agreement (as defined below) and NATIONSBANC COMMERCIAL CORPORATION, as Disbursing Agent (the "Disbursing Agent").


                              STATEMENT OF PURPOSE

         Pursuant to a Credit Agreement dated as of even date herewith (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement") by and among the Grantor as Borrower thereunder (the "Borrower"), the Lenders, the Beneficiary as Agent thereunder and the Disbursing Agent, the Lenders will extend Loans to and cause Letters of Credit to be issued on behalf of the Borrower, as more particularly described in the Credit Agreement. To induce the Lenders, the Agent and the Disbursing Agent to enter into the Credit Agreement, and as a condition to the making of the Loans and the issuance of Letters of Credit thereunder, the Lenders require that the Grantor execute and deliver this Security Deed.

         FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited, the receipt of which is hereby acknowledged, Grantor hereby irrevocably grants, bargains, sells, transfers, conveys and assigns to Beneficiary, under and subject to the terms and conditions hereinafter set forth, all right, title, interest and estate of Grantor in and to the real property more particularly described in Exhibit A attached hereto and by this reference incorporated herein (the "Land");

         TOGETHER WITH all of the right, title, interest and estate of Grantor, either at law or in equity, in and to:

         Any and all buildings, improvements and structures now or hereafter erected on the Land (the "Improvements") (the Land and the Improvements are collectively referred to as the "Property");

         All rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages, streets, alleys, passages, waters, watercourses, covenants, rights and appurtenances of the Property belonging or in any way appertaining thereto, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor, and all right, title, and interest of Grantor in and to any streets, ways, watercourses, alleys, easements, covenants and strips or gores of land now existing or hereafter created for the benefit of Grantor, the Property or any subsequent owner or tenant of the Property on or over land adjoining the Property or any portion thereof and all rights to enforce the maintenance thereof;

         All minerals, soil, flowers, crops, trees, timber and other emblements now or hereafter on, under or above the Property;

         All water, sanitary and storm sewer systems now or hereafter located by, over and/or upon the Property or any part and parcel thereof, and which water system includes all water mains, service laterals, hydrants, valves and appurtenances, including, without limitation, all sanitary sewer lines, including mains, laterals, manholes and appurtenances;

         All paving for streets, roads, walkways or entranceways now or hereafter located on the Property or any part or parcel thereof;

         All fixtures (other than fixtures described on Exhibit C hereto) located upon or within the Property or now or at any time hereafter attached to or installed in, or used in connection with, any of the Property, including, but not limited to, any and all partitions, dynamos, screens, awnings, motors, engines, boilers, furnaces, pipes, plumbing, escalators, elevators, sprinkler systems, fire prevention and extinguishing apparatus and equipment, water tanks, heating, ventilating, air conditioning and air-cooling equipment, heaters, condensers, compressors, ducts, machinery, walks, fences, shrubbery, driveways, fittings and other fixtures of every kind and character whatsoever (collectively, the "Fixtures");

         Any award or awards heretofore made or hereafter to be made by any municipal, state or Federal authorities to the present or any subsequent owners of the Property or the Fixtures, including any award or awards or settlements hereafter made resulting from condemnation proceedings or the taking of the Property or the Fixtures, or any part thereof, under the power of eminent domain;

         All proceeds from the conversion, voluntary or involuntary, of any of the Property or the Fixtures into cash or liquidated claims including, without limitation, the proceeds of insurance, subject to certain restoration rights of Grantor as provided in Section 1.06 hereof;

         All existing and future leases, subleases, licenses and other agreements for the use and occupancy of all or any portion of the Property or the Fixtures, and any and all extensions, renewals and modifications thereof, whether written or oral and whether for a definite term or month to month, including without limitation (i) any and all cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder,
(ii) the right to receive and collect all rents thereunder and (iii) any and all guarantees of any lessee's obligations thereunder (collectively, the "Leases");

         All earnings, revenues, rents, issues, profits, avails, general intangibles, choses in action and other income of and from the Property or the Fixtures including, without limitation, all rents and receipts from the Leases (collectively, the "Rents and Profits");

         All architectural, engineering and similar plans, specifications, drawings, renderings, profiles, studies, shop drawings, reports, plats, permits, surveys and similar documents relating to the Property; all sewer taps, permits and allocations; and all agreements for utilities, bonds, sureties and the like, relating to the Property or appurtenant facilities erected or to be erected upon or about the Property;

         All warranties and guarantees of contractors or subcontractors or of suppliers or manufacturers of equipment or other property incorporated into the Improvements or used with or otherwise constituting part of the Fixtures; and

         All equipment (other than the equipment described on Exhibit C hereto) and other personal property located on, and used or useable in connection with, the Property, including without limitation any and all air conditioners, antennae, appliances, apparatus, awnings, basins, bathtubs, beds, bidets, boilers, bookcases, cabinets, carpets, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, engines, equipment, escalators, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, lighting, machinery, motors, ovens, pictures, pipes, plants and containers, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, security systems, shades, shelving, sinks, sprinklers, stokers, stoves, telephone systems, toilets, ventilators, wall coverings, washers, windows, window coverings, and wiring, as the same are now and will hereafter be constituted, whether now owned by Grantor or hereafter acquired, together with all appliances, instruments, improvements, accessories, equipment, parts and appurtenances appertaining or attached thereto, or from time to time incorporated therein or installed as part thereof, and all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to any and all thereof which are now owned or hereafter acquired by Grantor, together with all the rents, issues, incomes, profits, accounts, proceeds and avails thereof.

         All of the above-described right, title, interest, estate, claim and demand of Grantor together with all cash and noncash proceeds thereof, and all substitutions, accessions and replace ments thereto and therefor, are referred to herein as the "Mortgaged Estate".

         TO HAVE AND TO HOLD the Mortgaged Estate hereby granted or mortgaged unto Beneficiary and Beneficiary's successors and assigns, in fee simple forever.

         THIS SECURITY DEED IS A DEED passing legal title pursuant to the laws of the State of Georgia governing Deeds to Secure Debt, and is also a Security Agreement granting a present and continuing security interest and security title in that portion of the Mortgaged Estate constituting personal property or fixtures, pursuant to the Uniform Commercial Code as adopted by the State of Georgia, and is not a mortgage as "mortgage" is defined for the purposes of the real property law of the State of Georgia.

         THIS SECURITY DEED SHALL SECURE THE FOLLOWING OBLIGATIONS (collectively, the "Secured Obligations"):

         (a) Payment of the Obligations (as defined in the Credit Agreement) and any renewals or extensions of any of the Obligations;

         (b) Payment of all sums advanced by or on behalf of Beneficiary to protect the Mortgaged Estate, with interest thereon at the rate of interest provided in Section 4.1(d) of the Credit Agreement (the "Default Rate") from the date of advance by Beneficiary to the date of payment by Grantor; and

         (c) Payment of all other sums from time to time owing to Beneficiary, the Lenders or the Disbursing Agent under the Loan Documents (as defined in the Credit Agreement).

         SHOULD THE SECURED OBLIGATIONS BE PAID according to the tenor and effect thereof when the same shall become due and payable and should Grantor perform all covenants herein contained in a timely manner, then this Security Deed shall be cancelled and surrendered.

         Capitalized terms used herein shall have the meanings set forth in this Security Deed or, if not defined herein, shall have the meaning ascribed to such term in the Credit Agreement.



                                    ARTICLE I

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                            AND AGREEMENTS OF GRANTOR

         Grantor hereby represents, warrants, covenants and agrees as follows:

         SECTION 1.01 PAYMENT OF SECURED OBLIGATIONS. Grantor shall pay when due all of the Obligations, and shall pay all other sums secured hereby at the time and place and in the manner specified in the Loan Documents.

         SECTION 1.02 TITLE OF GRANTOR. Grantor has, subject to the Permitted Exceptions (as set forth on Exhibit B attached hereto and by this reference incorporated herein (herein the "Permitted Exceptions")), in its own right, good and indefeasible title in fee simple to the Mortgaged Estate which is free from all liens and encumbrances, except the Permitted Exceptions, and has full right to make this conveyance and that it will warrant and defend the title to such property, except for the Permitted Exceptions, against the lawful claims of all Persons.

         SECTION 1.03 MAINTENANCE, REPAIR, ALTERATIONS. Grantor shall: (i) keep the Mortgaged Estate in good condition and repair, subject to reasonable wear and tear and damage due to casualty which is subject to repair as hereinafter required, (ii) except as permitted by the Credit Agreement or otherwise permitted in writing by Beneficiary, not remove, demolish or alter any of the Mortgaged Estate or the Fixtures, other than in the ordinary course of business, (iii) complete promptly and in good and workmanlike manner any alteration permitted hereunder and promptly restore in like manner any Improvement which may be damaged or destroyed thereon or therein subject to the provisions of Section 1.06 hereof and pay when due all claims for labor performed and materials furnished therefor, and (iv) comply, and cause the Mortgaged Estate to comply, with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Mortgaged Estate or any part thereof.

         SECTION 1.04 REQUIRED INSURANCE. Grantor shall at all times keep, or cause to be kept, the Improvements which now are or hereafter become a part of the Mortgaged Estate insured under an "all risk" extended coverage form of insurance policy containing both a replacement cost and an agreed amount endorsement (and against all other hazards as reasonably may be required by Beneficiary, which may include, without limitation, insurance against loss or damage by flood and earthquake). All insurance shall be in form, content and amounts approved by Beneficiary and written by an insurance company or companies approved by Beneficiary. The policies for such insurance shall have attached thereto standard mortgagee clauses in favor of and permitting Beneficiary to collect any and all proceeds payable under all such insurance. All such policies or certified copies thereof shall be delivered to and held by Beneficiary as further security for the Secured Obligations, with evidence of renewal coverage delivered to Beneficiary annually at least 10 days before the expiration date of any policy. Grantor shall also carry public liability insurance protecting Beneficiary against liability for injuries to persons and property occurring in, on or adjacent to the Mortgaged Estate, in forms, companies and amounts satisfactory to Beneficiary with the policy or policies evidencing such insurance to contain a 30 day notice of cancellation or of change in coverage clause in favor of Beneficiary. Grantor shall not carry separate insurance, concurrent in kind or form and contributing in the event of loss, with any insurance required herein.

         SECTION 1.05 DELIVERY OF INSURANCE POLICIES, ETC. All policies of insurance shall be issued by companies with a financial rating of at least A-X as rated in the most recent edition of Best's Insurance Reports and in amounts in each company as may be reasonably satisfactory to Beneficiary. All policies of insurance shall have attached thereto a lender's loss payable and additional insured endorsement for the benefit of Beneficiary in form reasonably satisfactory to Beneficiary, shall contain a standard waiver of subrogation clause and shall contain such other endorsements, terms and provisions as shall be reasonably satisfactory to Beneficiary. If requested, Grantor shall furnish Beneficiary with a certified copy of all policies of required insurance. At least ten (10) days prior to the expiration of each such policy, Grantor shall furnish Beneficiary with evidence satisfactory to Beneficiary of the reissuance of a policy continuing insurance in force as required by this Security Deed. All such policies shall contain a provision that such policies will not be canceled, modified or amended (including any reduction in the scope or limits of coverage), without thirty (30) days' prior written notice to Beneficiary. Beneficiary shall not be responsible for the solvency of any company issuing any policy of insurance pursuant hereto whether or not approved by it, or for the collection of any amounts due under any such policy, and shall be responsible and accountable only for such money as may be actually received by it, and then only in accordance with the terms hereof. Nothing contained herein shall be construed as making Beneficiary liable in any way for any loss, damage or injury resulting from the failure to insure the Mortgaged Estate.

         SECTION 1.06 INSURANCE PROCEEDS. After the occurrence of any casualty to the Mortgaged Estate or any part thereof, Grantor shall give prompt written notice thereof to Beneficiary and each insurer and submit a claim to insurer for payment of insurance proceeds with a copy of such claim sent by Grantor to Beneficiary. Such casualty shall not affect the lien of this Security Deed or the obligations of Grantor hereunder, and Beneficiary is authorized at Beneficiary's option to compromise and settle all loss claims if not adjusted promptly by Grantor. All proceeds of insurance paid or payable under any insurance policy (the "Insurance Proceeds") shall be paid to Beneficiary for the benefit of Grantor and each insurer of all or any portion of the Mortgaged Estate is hereby authorized and directed to make payment for any such loss directly to Beneficiary for the benefit of Grantor; provided that so long as no Event of Default shall have occurred and be continuing, Insurance Proceeds of $100,000 or less shall be paid to Grantor. Any Insurance Proceeds shall be applied first to the payment of all costs and expenses incurred by Beneficiary in obtaining such proceeds. The balance of the proceeds, if any, shall be applied (a) if Beneficiary determines in its reasonable judgment that (i) the proceeds together with such other sums as Grantor shall deposit with Beneficiary to pay the costs of alteration, restoration or rebuilding the Mortgaged Estate or such portion thereof which may have been altered, damaged or destroyed, are sufficient to pay such costs in full, (ii) no Event of Default shall have occurred and be continuing hereunder, (iii) following completion of such alteration, restoration or rebuilding, the Property will be equal in value and economic viability to its status prior to such casualty, (iv) such alteration, restoration or rebuilding can be completed on or prior to the Revolving Credit Termination Date under the Credit Agreement and (v) Grantor will have sufficient income pending the completion of such, alteration, restoration or rebuilding to pay all debt service due Beneficiary with respect to the Loans, toward altering, restoring or rebuilding the Mortgaged Estate or such portion thereof which may have been altered, damaged or destroyed, on the same or similar conditions and requirements as are customarily required for construction loans made by Beneficia ry, or (b) otherwise, to the pro rata payment of principal and interest due on the Loans based on the principal balances then outstanding and to the payment of any other obligations due under the other Loan Documents. Notwithstanding the application of Insurance Proceeds to the payment of a portion of the secured indebtedness, the unpaid portion of the secured indebtedness shall remain in full force and effect, and Grantor shall not be excused in the payment thereof. Nothing contained in this Security Deed shall be deemed to excuse Grantor from repairing or maintaining the Mortgaged Estate as provided herein and in Section 1.03 hereof. The application or release by Beneficiary of any Insurance Proceeds shall not cure or waive any Event of Default or notice of default under this Security Deed or invalidate any act done pursuant to such notice.

         SECTION 1.07 ASSIGNMENT OF POLICIES UPON FORECLOSURE. In the event of foreclosure of this Security Deed or other transfer of title or assignment of the Mortgaged Estate in extinguishment, in whole or in part, of the Secured Obligations, all right, title and interest of Grantor in and to all policies of insurance including any refundable premiums required by this Security Deed shall inure to the benefit of and pass to the successor in interest of Grantor or the purchaser or grantee of the Mortgaged Estate.

         SECTION 1.08      INDEMNIFICATION; SUBROGATION; WAIVER OF OFFSET.

         (a) Grantor shall indemnify, defend and hold Beneficiary harmless from any and all loss, costs, damages, expenses and liability incurred by Beneficiary in connection with this Security Deed, including all attorneys' fees and expenses incurred by Beneficiary, except to the extent any such loss, cost, damage, expense or liability results from the gross negligence or willful misconduct of Beneficiary. If Beneficiary commences an action against Grantor to enforce any of the terms hereof or for the recovery of any sum secured hereby, Grantor shall pay all attorneys' fees and expenses incurred by Beneficiary in connection therewith, and the right to such attorney's fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. Upon an Event of Default, Beneficiary may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following an Event of Default, Grantor shall pay all attorneys' fees and expenses incurred by Beneficiary, whether or not an action is actually commenced against Grantor by reason of an Event of Default.

         (b) All sums payable by Grantor hereunder, under the Credit Agreement and under the other Loan Documents shall be paid without notice, demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Grantor hereunder shall in no way be released, discharged or otherwise affected by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Estate or any part thereof, (ii) any restriction or prevention of or interference with any use of the Mortgaged Estate or any part thereof unless caused unlawfully by Beneficiary, (iii) any title defect or encumbrance or any eviction from the Mortgaged Estate or any part thereof by title paramount or otherwise, (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Grantor, or any action taken with respect to this Security Deed by any trustee or receiver of Grantor, or by any court, in any such proceeding, or
(v) any other occurrence whatsoever, whether similar or dissimilar to the foregoing whether or not Grantor shall have notice or knowledge of any of the foregoing. To the extent permitted by law, Grantor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby.

         SECTION 1.09      TAXES AND IMPOSITIONS.

         (a) Subject to the provisions of subsection (c) of this Section 1.09 and to the provisions of Section 1.10 hereof, Grantor shall pay or cause to be paid and shall furnish evidence of payment thereof to Beneficiary, at least ten
(10) days prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including without limitation nongovernmental levies or assessments such as maintenance charges, levies or charges resulting from covenants, conditions and restrictions affecting the Mortgaged Estate, which are assessed or imposed upon the Mortgaged Estate, or become due and payable, and which create, may create or appear to create a lien upon the Mortgaged Estate, or any part thereof (all of which taxes, assessments and other governmental and nongovernmental charges of like nature are hereinafter referred to as "Impositions"); provided that if, by law, any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Grantor may pay the same together with any accrued interest on the unpaid balance of such Imposition in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

         (b) If at any time after the date hereof there shall be assessed or imposed (i) a tax or assessment on the Mortgaged Estate in lieu of or in addition to the Impositions payable by Grantor pursuant to subsection (a) above, or (ii) a license fee, tax or assessment imposed on Beneficiary and measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby, then all such taxes, assessments or fees shall be deemed to be included within the term Impositions, and Grantor shall pay and discharge the same as herein provided with respect to the payment of Impositions. At the option of Beneficiary, all obligations secured hereby together with all accrued interest thereon, shall become due and payable in the event that Grantor shall not be permitted to pay such fees, taxes or assessments on behalf of Beneficiary.

         (c) Grantor shall have the right before any delinquency occurs to contest or object to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Grantor's covenant to pay any such Imposition at the time and in the manner provided in this Section 1.09, unless Grantor has given prior written notice to Beneficiary of Grantor's intent to so contest or object to an Imposition, and unless, at Beneficiary's sole option, (i) Grantor shall demonstrate to Beneficiary's reasonable satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Mortgaged Estate, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings, (ii) Grantor shall furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Beneficiary or (iii) Grantor shall have provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of such proceedings.

         SECTION 1.10 IMPOUND FOR TAXES. Upon demand by Beneficiary after an Event of Default (as defined in Section 3.01 hereof) has occurred and during the continuance thereof, Grantor shall pay to Beneficiary, on the first day of each and every calendar month, until the Secured Obligations are paid in full, an amount equal to one-twelfth of the annual Impositions reasonably estimated by Beneficiary necessary to pay the installments of Impositions next due on the Mortgaged Estate. All such amounts paid under the terms of this Section 1.10 shall be held by Beneficiary in a non-interest bearing account. Grantor shall cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to Beneficiary. Upon receipt of such bills, statements or other documents, and provided Grantor has deposited sufficient funds pursuant to this Section 1.10, Beneficiary shall pay such amounts as may be due thereunder out of the funds so deposited. If at any time and for any reason the funds so deposited are or will be insufficient to pay such amounts as may then or subsequently be due, Beneficiary shall notify Grantor, and Grantor shall promptly deposit an amount equal to such deficiency with Beneficiary. Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of such funds or to be obligated to pay any amounts in excess of the amount of funds so deposited pursuant to this Section 1.10. Beneficiary may impound or reserve for future payment of Impositions such portion of such payments as Beneficiary may in its reasonable discretion deem proper, applying the balance to the principal of or interest on the indebtedness secured hereby which may then be due and payable. If Grantor fails to deposit sums sufficient to fully pay such Impositions at least thirty (30) days before delinquency thereof, Beneficiary may, at Beneficiary's election and with prior notice to Grantor, but without any obligation so to do, advance any amounts required to make up the deficiency. All amounts so advanced, if any, shall bear interest at the Default Rate from the date of such payment to the date of repayment thereof in full to Beneficiary, shall be secured hereby and shall be part of the Secured Obligations and shall be repayable to Beneficiary upon demand.

         SECTION 1.11 UTILITIES. Grantor shall pay or cause to be paid when due all utility charges which are incurred by or on behalf of Grantor for the benefit of the Mortgaged Estate or which may become a charge or lien against the Mortgaged Estate for gas, electricity, water or sewer services or solid waste removal services furnished to the Mortgaged Estate and all other assessments or charges of a similar nature, whether public or private, affecting the Mortgaged Estate or any portion thereof, whether or not such taxes, assessments or charges are liens thereon and shall, upon request of Beneficiary, provide evidence of the payment thereof in accordance with this Section 1.11.

         SECTION 1.12 ACTIONS AFFECTING MORTGAGED ESTATE. Grantor shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary and shall pay all costs and expenses, including cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which Beneficiary may appear. Grantor shall give written notice of any claim asserted or legal action filed against Grantor or the Mortgaged Estate within five (5) Business Days after Grantor's first knowledge thereof. Nothing in this Section 1.12 shall be deemed to prevent Beneficiary from appearing in and contesting such actions and Grantor shall reimburse Beneficiary for any costs and expenses in accordance with Section 1.08 above.

         SECTION 1.13 ACTIONS BY BENEFICIARY AS TO MORTGAGED ESTATE. Upon the occurrence and during the continuance of an Event of Default, Beneficiary, in its sole discretion, without obligation so to do and without notice to or demand upon Grantor and without releasing Grantor from any obligation, may take any action in respect of the Mortgaged Estate in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. In connection therewith (without limiting its general powers), Beneficiary shall have and is hereby given the right, but not the obligation to: (a) enter upon and take possession of the Mortgaged Estate, (b) direct Grantor to terminate any management agent employed by Grantor with the prior written consent of Beneficiary and to employ such management agent as Beneficiary may determine in its sole and absolute discretion, (c) make additions, alterations, repairs and improvements to the Mortgaged Estate which it may consider to be necessary or proper to keep the Mortgaged Estate in good condition and repair, subject to normal wear and tear, (d) appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Beneficiary, (e) pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the reasonable judgment of Beneficiary may affect or appears to affect the security of this Security Deed or be prior or superior hereto, (f) take or perform all actions or pay all amounts from time to time, which this Security Deed permits or requires Grantor to take or perform, and (g) in exercising such powers, pay necessary expenses, including employment of counsel or other necessary or desirable consultants. Grantor shall immediately upon demand therefor by Beneficiary pay all costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing rights, including without limitation costs of evidence of title, court costs, appraisals, surveys and reasonable attorneys' fees, and any such costs and expenses from the date so paid until the date repaid in full, shall bear interest at the Default Rate, and shall be secured hereby as part of the Secured Obligations.

         SECTION 1.14 SURVIVAL OF WARRANTIES. Grantor shall fully and faithfully satisfy and perform the obligations of Grantor contained in the Credit Agreement. All representations, warranties and covenants of Grantor contained therein shall remain continuing representations, warranties and covenants of Grantor during any time when any portion of the Secured Obligations remains outstanding.

         SECTION 1.15 EMINENT DOMAIN. Should the Mortgaged Estate, or any part thereof or interest therein, be taken or damaged by reason of any public improvement, condemnation or eminent domain proceeding or in any other manner (collectively, "Condemnation"), or should Grantor receive any notice or other information regarding such proceeding, Grantor shall give prompt written notice thereof to Beneficiary. Beneficiary may participate in any such Condemnation proceedings, and Grantor shall from time to time deliver to Beneficiary all instruments requested by Beneficiary to permit such participation. Grantor shall, at its expense, diligently prosecute in a reasonable manner any such proceedings and shall consult with Beneficiary and its attorneys and experts, and cooperate in a reasonable manner with them in the carrying on or defense of any such proceedings. All proceeds of Condemnation awards or proceeds of sale in lieu of Condemnation with respect to the Mortgaged Estate and all judgments, decrees and awards for injury or damage to the Mortgaged Estate shall be paid to Beneficiary for the benefit of Grantor and shall be applied in the manner in which Insurance Proceeds are to be applied pursuant to Section 1.06 hereof. Grantor hereby assigns and transfers all such proceeds, judgments, decrees and awards to Beneficiary and agrees to execute such further assignments of all such proceeds, judgments, decrees and awards, as Beneficiary may request. Beneficiary is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award. Beneficiary shall not be, in any event or circumstance, liable or responsible for failure to collect or exercise diligence in the collection of any proceeds, judgments, decrees or awards.

         SECTION 1.16 ADDITIONAL ENCUMBRANCES. Grantor shall not further encumber the Mortgaged Estate or any portion thereof.

         SECTION 1.17  INSPECTION, AUDITS AND INFORMATION REGARDING COLLATERAL.

         (a) Grantor shall permit Beneficiary, its representatives and agents, to enter upon the Mortgaged Estate at all reasonable times and during normal business hours and to inspect the Mortgaged Estate, and shall cooperate with Beneficiary, its representatives and agents, during such inspections, including making available to Beneficiary working copies of all plans and specifications together with all related supplementary materials.

         (b) Grantor shall also permit Beneficiary, its representatives and agents, to examine, copy and make extracts of the books, records, accounting data and other documents of Grantor that relate in any way to the Mortgaged Estate, including, without limitation, all permits, licenses, consents and approvals of all governmental authorities having jurisdiction over Grantor and the Mortgaged Estate. All such books, records and documents shall be made available to Beneficiary promptly upon written demand therefor and, at the request of Beneficiary, Grantor shall furnish Beneficiary with convenient facilities for the foregoing purposes.

         SECTION 1.18 LIENS. Grantor shall, within thirty (30) days after Grantor receives notice thereof, pay and discharge, at Grantor's cost and expense, all liens, encumbrances and charges upon the Mortgaged Estate, or any part thereof or interest therein, except for Permitted Exceptions. Grantor shall have the right to contest in good faith the validity of any such lien, encumbrance or charge; provided that (a) Grantor shall first deposit with Beneficiary or Beneficiary's title company a bond or other security satisfactory to Beneficiary in such amounts as Beneficiary and the title company shall require, and (b) Grantor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged. If Grantor shall fail to discharge any such lien, encumbrance or charge, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond or the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law and such amount paid or expended by Beneficiary shall bear interest at the Default Rate, shall be part of the Secured Obligations and secured hereby and shall be repaid to Beneficiary on demand.

         SECTION 1.19 BENEFICIARY'S POWERS. At any time, or from time to time, without notice and without liability therefor, and without affecting the personal liability, if any, of any Person for payment of the Secured Obligations or the effect of this Security Deed upon the remainder of the Mortgaged Estate, Beneficiary with the consent of the Required Lenders (as defined in the Credit Agreement) may, without notice, (a) release any part of the Mortgaged Estate,
(b) consent in writing to the making of any map or plat thereof, (c) join in granting any easement thereon, (d) join in any extension agreement or any agreement subordinating the lien or charge hereof, (e) release any person liable for payment of the indebtedness secured hereby, (f) extend the maturity or alter any of the terms of any such obligations, (g) grant other indulgences, (h) take or release any other or additional security for any obligation herein mentioned,
(i) make compositions or other arrangements with debtors in relation thereto, or
(j) advance additional funds to protect the security hereof and pay or discharge the obligations of Grantor hereunder or under the Loan Documents, and all amounts so advanced, with interest thereon at the Default Rate, shall be part of the Secured Obligations and secured hereby and such amount paid or expended by Beneficiary shall bear interest at the Default Rate, and shall be repaid to Beneficiary on demand.

         SECTION 1.20 RESTRICTIONS AFFECTING TITLE. Grantor shall perform when due all obligations required to be performed by Grantor by the provisions of any agreement affecting title to the Mortgaged Estate.

         SECTION 1.21 AFTER-ACQUIRED PROPERTY. All right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Estate, hereafter acquired by, or released to, Grantor or constructed, assembled or placed by Grantor on the Land, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment, or other act by Grantor, shall become subject to the lien of this Security Deed as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in the granting clauses hereof, but at any and all times Grantor will execute and deliver to Beneficiary any and all such further assurances, mortgages, conveyances, or assignments thereof as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Security Deed.


         SECTION 1.22 EASEMENTS AND RESTRICTIONS. All proposed easements, permits, licenses, plans, tract maps and other instruments which would or might affect the title to the Mortgaged Estate shall be submitted to Beneficiary for Beneficiary's approval (and execution solely as lienholder if Beneficiary so desires) prior to the execution thereof by Grantor, accompanied by a survey showing the exact proposed location thereof and such other information as Beneficiary shall reasonably require. Grantor shall not subject the Mortgaged Estate or any part thereof to any easements, permits, licenses, plans, tract maps or other instruments which would or might affect the title to the Mortgaged Estate (other than a Permitted Exception) without the prior written consent of Beneficiary.

         SECTION 1.23 ESTOPPEL CERTIFICATE. Grantor shall, at any time and from time to time upon not less than ten (10) days' prior written notice from Beneficiary execute, acknowledge and deliver to Beneficiary a statement (i) certifying that this Security Deed and the Secured Obligations are unmodified and in full force and effect or, if modified, stating the nature thereof and certifying that this Security Deed and the Secured Obligations, as so modified, are in full force and effect and the date to which principal, interest and other sums secured hereby have been paid and (ii) acknowledging that there are no uncured defaults or circumstances which, with the passage of time, or the giving of notice, or both, would constitute an Event of Default under this Security Deed or under the Secured Obligations or specifying such defaults if any are claimed. Any such certificate may be conclusively relied upon by Beneficiary and any prospective purchaser or assignee of the Secured Obligations. Grantor's failure to deliver such certificate within such time shall be conclusive upon Grantor that (A) the Secured Obligations are in full force and effect, without modification, except as may be represented by Beneficiary, and (B) there are no uncured defaults hereunder or circumstances which, with the passage of time, or the giving of notice, or both, would constitute an Event of Default.

         SECTION 1.24 NON-RESIDENTIAL STATUS OF PROPERTY. Grantor represents and warrants to Beneficiary that neither all of the Property nor any part thereof is to be used as a dwelling place by Grantor or any other person at the time this Security Deed is entered into and, accordingly, the notice requirements of O.C.G.A., Sections 44-14-162.2 and 44-14-162.3, shall not be applicable to any exercise of the power of sale contained in this Security Deed.

                                   ARTICLE II

                               SECURITY AGREEMENT

         SECTION 2.01 CREATION OF SECURITY INTEREST. This Security Deed shall constitute a security agreement between Grantor as the Debtor and Beneficiary as the Secured Party, and Grantor hereby grants to Beneficiary a security interest in such of the Mortgaged Estate as may, in accordance with the Uniform Commercial Code of the State of Georgia (the "UCC"), be subject to a security interest thereunder (herein, the "UCC Property"). Cumulative of all other rights of Beneficiary hereunder, Beneficiary shall have all of the rights conferred upon secured parties by the UCC. Grantor will execute and deliver to Beneficiary all financing statements that may from time to time be reasonably required by Beneficiary to establish and maintain the validity and priority of the security interest of Beneficiary and pay all costs and expenses of any searches reasonably required by Beneficiary. Beneficiary may exercise any or all of the remedies of a secured party available to it under the UCC with respect to the UCC Property, and it is expressly agreed that if upon an Event of Default Beneficiary should proceed to dispose of the UCC Property in accordance with the provisions of the UCC, five (5) days' notice by Beneficiary to Grantor shall be deemed to be reasonable notice under any provision of the UCC requiring such notice; provided, that, to the extent permitted by applicable law, Beneficiary may at its option dispose of the UCC Property in accordance with Beneficiary's rights and remedies with respect to the Mortgaged Estate pursuant to the provisions of this Security Deed in lieu of proceeding under the UCC.

         Grantor shall give advance notice in writing to Beneficiary of any proposed change in Grantor's name, identity, or business form or structure and will execute and deliver to Beneficiary, prior to or concurrently with the occurrence of any such change, all additional financing statements that Beneficiary may require to establish and maintain the validity and priority of Beneficiary's security interest with respect to any of the UCC Property. Grantor hereby appoints Beneficiary as its attorney-in-fact to execute and file on its behalf any financing statements, continuation statements or other statements in connection therewith which Beneficiary deems necessary or reasonably advised, to preserve and maintain the priority of the lien hereof, or to extend the effectiveness hereof, under the UCC or any other laws that may hereafter become applicable. This power, being coupled with an interest, shall be irrevocable so long as any of the Secured Obligations remains unpaid.

         This Security Deed shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the UCC Property is situated. Information concerning the security interest created by this Security Deed may be obtained from Beneficiary, as secured party, at the address of Beneficiary stated above. The mailing address of Grantor, as debtor, is as stated in the introductory paragraph of this Security Deed.

         SECTION 2.02 REPRESENTATIONS, WARRANTIES AND COVENANTS OF GRANTOR. Grantor hereby represents, warrants and covenants, with respect to the UCC Property as follows:

                  (a) except for the security interest granted hereby, Grantor is, and as to portions of the UCC Property to be acquired by Grantor after the date hereof will be, the sole owner of the UCC Property, free from any adverse lien, security interest, encum brance or adverse claims thereon of any kind whatsoever except for Permitted Exceptions. Grantor will notify Beneficiary of, and will defend such property against, all claims and demands of all persons at any time claiming the same or any interest therein;

                  (b) except as otherwise provided herein or in the other Loan Documents, Grantor will not lease, sell, convey, remove, alter or in any manner transfer the UCC Property without the prior written consent of Beneficiary, other than in the ordinary course of business and except as permitted by the Credit Agreement; and

                  (c) the UCC Property will be kept on or at the Property and Grantor will not remove the UCC Property from the Property unless it is replaced with replacement property satisfactory to Beneficiary, without the prior written consent of Beneficiary, except as otherwise provided herein or in the Credit Agreement.



                                   ARTICLE III

                  EVENTS OF DEFAULT AND REMEDIES OF BENEFICIARY

         SECTION 3.01      EVENTS OF DEFAULT.  If

         (a) An Event of Default shall occur and be continuing under the Credit Agreement; or

         (b) Grantor shall fail to perform or observe any of its covenants or agreements set forth herein and such failure shall continue for more than three
(3) Business Days from the date due if the event or condition is a failure to pay money to or on behalf of Beneficiary as and when due or for more than thirty
(30) days after written notice from Beneficiary to Grantor of such failure if the event or condition is other than a failure to pay money; or

         (c) Grantor shall, without the prior written consent of Beneficiary, sell, transfer, assign or further encumber the Mortgaged Estate or any part thereof or any interest therein, or shall be divested of its title or any interest therein, in any manner, whether voluntarily or involuntarily;

then and in each and every such case ("Event of Default" or "Default"), and at any time thereafter while such Event of Default is continuing, Beneficiary shall have, in addition to any rights at law or in equity, each and all of the following rights and remedies, which may be exercised individually, collectively or cumulatively:

                  (i) Beneficiary may, at its option, by written notice to Grantor, declare immediately due and payable the Secured Obligations (any notice of intent to accelerate such Secured Obligations prior to the notice of acceleration being expressly waived by Grantor), and upon any such declaration, the principal of accrued and unpaid interest and all other Secured Obligations shall become and be immediately due and payable. Anything to the contrary contained in this Security Deed notwithstanding, the principal debt and, to the extent permitted by applicable law, accrued and unpaid interest to that date shall thereafter bear interest at the Default Rate until paid.

                  (ii) To the extent permitted by applicable law, Beneficiary personally, or by the agents or attorneys of Beneficiary, may take immediate possession of the Mortgaged Estate hereby conveyed and operate or lease the same and collect all income and rents arising therefrom then due or that may thereafter become due, and pay the proceeds so collected therefrom to Beneficiary for application in accordance with the Credit Agreement.

                  (iii) In the event of the noncompliance with any duty or duties required of Grantor under the terms of this Security Deed, Beneficiary reserves the right, at its own election, to advance sufficient funds to perform or maintain such duty or duties. Such funds, on notice from Beneficiary, shall be immediately paid by Grantor to Beneficiary, and if not so paid shall bear interest at the Default Rate from the date of demand for payment to the date of their payment in full to Beneficiary and shall be secured by this Security Deed.

                  (iv) Beneficiary may make application to a court of competent jurisdiction for, and be entitled to, as a matter of strict right without notice and without regard to the occupancy or value of any security for the Secured Obligations or the solvency of any party bound for the payment thereof, the appointment of a receiver to take possession of and operate the Property and to collect and apply the rents, issues, profits and revenues thereof; the receiver shall have all of the rights and powers permitted under the laws of the State of Georgia, and Grantor shall pay to Beneficiary, upon demand, all expenses, including receiver's fees, reasonable attorney's fees, costs and agents' compensation, incurred by it pursuant to the provisions of this paragraph, and all such expenses shall be secured by this Security Deed.

                  (v) Beneficiary may sell the Property, or any part thereof or any interest therein separately, at Beneficiary's discretion, with or without taking possession thereof, at public sale before the courthouse door of the county in which the Property, or a part thereof, is located, to the highest bidder for cash, after first giving notice of the time, place and terms of such sale by advertisement published once a week for four weeks (without regard for the number of days) in a newspaper in which advertisements of sheriffs' sales are published in such county. The advertisement so published shall be notice to Grantor, and Grantor hereby waives all other notices. Beneficiary may bid and purchase at any such sale, and Beneficiary may execute and deliver to purchaser or purchasers at any such sale a sufficient conveyance of the Property or the part thereof or interest therein sold. Beneficiary's conveyance may contain recitals as to the occurrence of an Event of Default under this Security Deed, which recitals shall be presumptive evidence that all preliminary acts prerequisite to such sale and conveyance were duly complied with in all respects. The recitals made by Beneficiary shall be binding and conclusive upon Grantor, and the sale and conveyance made by Beneficiary shall divest Grantor of all right, title, interest or equity Grantor may have had in, to and under the Property, or the part thereof or interest therein sold, and shall vest the same in the purchaser or purchasers at such sale. Beneficiary may hold one or more sales hereunder until the Secured Obligations have been satisfied in full. Grantor hereby constitutes and appoints Beneficiary as Grantor's agent and attorney-in-fact to make such sale, to execute and deliver such conveyance and to make such recitals, and Grantor hereby ratifies and confirms all of the acts and doings of Beneficiary as Grantor's agent and attorney-in-fact hereunder. Beneficiary's agency and power as attorney-in-fact hereunder are coupled with an interest, cannot be revoked by death, incompetence, reorganization, insolvency or otherwise, and shall not be exhausted until the Secured Obligations have been satisfied in full. The proceeds of each sale by Beneficiary hereunder shall be applied first to the costs and expenses of the sale and of all proceedings in connection therewith (including but not limited to the fees and expenses of Beneficiary's attorneys in connection therewith), and the balance shall be applied to the remainder of the Secured Obligations. In the event of any sale pursuant to the agency and power herein granted, Grantor shall be and become a tenant holding over and shall deliver possession of the Property, or the part thereof or interest therein sold, to the purchaser or purchasers at the sale or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over.

                  (vi) Beneficiary may, in addition to and not in abrogation of the rights granted under paragraph (v) above, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (a) to enforce payment of Note or the performance of any term, covenant, condition or agreement of this Security Deed or any other right and (b) to pursue any other remedy available to it as Beneficiary shall determine most effectual for such purposes.

                  (vii) Beneficiary may exercise any or all of the remedies of a secured party available to it under the UCC with respect to the Mortgaged Estate as set forth in Article II hereof; provided, however, that Beneficiary may, at its option, dispose of the collateral in accordance with Beneficiary's rights and remedies in respect of the Mortgaged Estate pursuant to the provisions of this Security Deed, in lieu of proceeding under the UCC.

                  (viii) To the extent permitted in the Credit Agreement, Beneficiary may offset and apply, to any or all of the Secured Obligations, all monies, credits and other property of any nature whatsoever, and the proceeds thereof, of Grantor now or at any time hereafter in the possession of, in transit to or from, under the custody or control of, or on deposit with, Beneficiary.

         SECTION 3.02 RECEIVER. In addition to any other rights and powers conferred herein, Beneficiary shall have the right after the happening of any Event of Default as hereinabove defined to apply for the appointment of a receiver of rents and profits of any part or the whole of the Mortgaged Estate without notice, and Beneficiary shall be entitled, as a matter of right, without regard to the value of the Mortgaged Estate as security for the amount due or to the solvency of Grantor or any other party or parties liable for the payment of such amount, to the appointment of such a receiver of rents and profits with power to lease the Mortgaged Estate, or such part thereof as may not then be under lease, and with such other powers as may be deemed necessary, who, after deducting all proper charges and expenses attending the execution of his trust as receiver shall apply the residue of the Rents and Profits to the payment and satisfaction of the Secured Obligations, or to any deficiency which may exist after applying the proceeds of the sale of the Mortgaged Estate to the payment of the Secured Obligations, including interest and the costs of any reasonable attorneys' fees for the foreclosure and sale in such order of priority as Beneficiary shall elect.

         SECTION 3.03 WAIVER OF RIGHTS. Neither Grantor nor its successors or assigns, ever shall have or assert any right, under any statute or rule of law pertaining to the marshaling of assets, the exemption of homestead, the administration of estates of decedents, or in any manner whatev er, to defeat, reduce or affect the right of the holder of the Secured Obligations, under the terms of this Security Deed, to a sale of the Mortgaged Estate for the collection of the Secured Obligations (without any prior or different resort for collection), or the right of the holder, under the terms of this Security Deed, to the payment of the Secured Obligations out of the proceeds of sale of the conveyed Mortgaged Estate in preference to every other person and claimant whatever (only reasonable expenses as aforesaid being first deducted); and Grantor, to the extent that it lawfully may, expressly waives any right now or hereafter existing to redeem the Mortgaged Estate or any portion thereof so sold.

         SECTION 3.04 RETENTION OF POSSESSION. Notwithstanding the appointment of any receiver, liquidator or trustee of Grantor, or the then owner of the Mortgaged Estate, or of any of Grantor's or then owners' other property, Beneficiary shall be entitled to retain possession and control of the Mortgaged Estate now or hereafter granted to or held by Beneficiary hereunder.


         SECTION 3.05 REMEDIES NOT EXCLUSIVE. The cumulative rights of Beneficiary arising under the clauses and covenants contained in this Security Deed shall be separate, distinct and cumulative and none of them shall be construed to be exclusive or an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding. In addition to any remedies provided herein for an Event of Default hereunder, Beneficiary shall have all other remedies allowed under the laws of the State of North

Carolina, and the laws of the United States. No failure on the part of Beneficiary to exercise any of its rights hereunder arising upon any Default shall be construed to prejudice its rights in the event of any other or subsequent Default. No delay on the part of Beneficiary in exercising any of such rights shall be construed to preclude it from the exercise thereof at any time during the continuance of such Default. Beneficiary may enforce any one or more remedies or rights hereunder in such order and manner as it may determine, successively or concurrently at its option. By accepting payment or partial payment of any sums secured hereby after its due date, Beneficiary shall not make an accommodation or thereby waive the agreement herein contained that time is of the essence, nor shall Beneficiary waive either any of its remedies or options or its right to require prompt payment when due of all Secured Obligations or to consider failure so to pay a Default hereunder. Neither the acceptance of this Security Deed nor its enforcement, whether by court action or pursuant to other powers herein contained, shall prejudice or in any manner affect Beneficiary's right to realize upon or enforce any other security now or hereafter held by Beneficiary.

         SECTION 3.06 WAIVER OF APPRAISEMENT; VALUATION, STAY, EXTENSION, HOMESTEAD EXEMPTION AND REDEMPTION LAWS. Grantor agrees, to the full extent permitted by law, that in case of a default on the part of Grantor hereunder, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement of foreclosure of this Security Deed, or the absolute sale of the Property, or the final and absolute putting into possession of the purchasers immediately after such sale. Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully do so the benefit of all such laws and any and all right to have the assets comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien hereof.

         SECTION 3.07 DISCONTINUANCE OF PROCEEDINGS AND RESTORATION OF THE PARTIES. In case Beneficiary shall have proceeded to enforce any right, power or remedy under this Security Deed by foreclosure, entry or otherwise, any such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Beneficiary, then and in every such case Grantor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as if no such proceeding had been taken.



                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.01 GOVERNING LAW. This Security Deed shall be governed by and construed and enforced in accordance with the law of the State of Georgia applicable to contracts made and to be performed in the State of Georgia without reference to conflicts of laws principles.

         SECTION 4.02 WAIVER OF RIGHTS. To the extent permitted by law, Grantor waives the benefit of all laws now existing or that hereafter may be enacted (a) providing for any appraisement before sale of any portion of the Mortgaged Estate, and (b) in any way extending the time for the enforcement of the collection of the Secured Obligations or creating or extending a period of redemption from any sale made in collecting the Secured Obligations. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plea, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Grantor, for itself and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Estate by, through or under Grantor, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Secured Obligations and marshalling in the event of foreclosure of the liens hereby created. If any law referred to in this Section and now in force, of which Grantor, Grantor's successors and assigns or other person might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section. To the extent permitted by law, Grantor expressly waives and relinquishes any and all rights and remedies which Grantor may have or be able to assert by reason of the laws of the State of North Carolina pertaining to the rights and remedies of sureties.

         SECTION 4.03 NOTICES. Whenever Beneficiary or Grantor shall desire to give or serve any notice, demand, request or other communication with respect to this Security Deed, each such notice, demand, request or other communication shall be in writing and shall be effective only if the same is delivered in the manner set forth in the Credit Agreement, addressed to the addresses therein set forth. Any party may at any time change its address for such notices by delivering or mailing to the other parties hereto, as aforesaid, a notice of such change.

         SECTION 4.04 CAPTIONS. The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not a part of this Security Deed.

         SECTION 4.05 INVALIDITY OF CERTAIN PROVISIONS. If the lien of this Security Deed is invalid or unenforceable as to any part of the Secured Obligations, or if the lien is invalid or unenforceable as to any part of the Mortgaged Estate, the unsecured or partially secured portion of the debt shall be completely paid prior to the payment of the remaining and secured portion of the Secured Obligations, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Secured Obligations which is not secured or fully secured by the lien of this Security Deed.

         SECTION 4.06 SUBROGATION. To the extent that proceeds of the Secured Obligations are used to pay any outstanding lien, charge or prior encumbrance against the Mortgaged Estate and such proceeds or advances have been or will be advanced by Beneficiary, Beneficiary shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released of record.


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         SECTION 4.07 WAIVER OF RIGHTS FOR COMMERCIAL TRANSACTION. The interest of Beneficiary hereunder and the obligations of Grantor for the Secured Obligations arise from a commercial transaction within the meaning of O.C.G.A.
Section 44-14-260(1). Accordingly, pursuant to O.C.G.A. Section 44-14-263, Grantor waives any and all rights which Grantor may have to notice prior to seizure by Beneficiary of any interest in personal property of Grantor which constitutes part of the Property, whether such seizure is by writ of possession or otherwise.

         SECTION 4.08 WAIVER OF GRANTOR'S RIGHTS. GRANTOR HEREBY WAIVES ANY RIGHT GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE STATE OF GEORGIA OR THE CONSTITUTION OF THE UNITED STATES OF AMERICA TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED TO BENEFICIARY BY THIS SECURITY DEED, AND GRANTOR WAIVES GRANTOR'S RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE UNDER POWER DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THIS SECURITY DEED ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT PRIOR NOTICE OR JUDICIAL HEARING. THE WAIVERS MADE BY GRANTOR IN THIS SECTION AND ELSEWHERE IN THIS SECURITY DEED HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY ON BEHALF OF GRANTOR BY ITS DULY AUTHORIZED REPRESENTATIVES AFTER THEY HAVE READ AND UNDERSTOOD THIS SECURITY DEED AND HAVE BEEN AFFORDED AN OPPORTUNITY TO BE INFORMED BY COUNSEL OF GRANTOR'S POSSIBLE ALTERNATIVE RIGHTS, AND BY EXECUTING THIS SECURITY DEED THE DULY AUTHORIZED REPRESENTATIVES OF GRANTOR ACKNOWLEDGE SO MAKING SUCH WAIVERS ON BEHALF OF GRANTOR.

         SECTION 4.09 FINAL MATURITY. The final maturity of the Secured Obligations secured hereby is September 15, 1998.

         IN WITNESS WHEREOF, Grantor has caused this Security Deed to be executed under seal on its behalf by its duly authorized officers as of the day and year first above written.

                                     TEXFI INDUSTRIES, INC.,
                                     a Delaware corporation


                                     By: /s/ William L. Remley
                                     Name: William L. Remley
                                     Title: Chief Executive Officer


                                     ATTEST: /s/ Paige Clarke Dickerson
                                     Name: Paige Clarke Dickerson
                                     Title: Assistant Secretary


                                                       [CORPORATE SEAL]


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Signed, sealed and delivered in the presence of:


/s/ Ross J. Smyth
Witness


/s/ Rosemary A. Koontz
Notary Public

Commission Expiration: October 4, 2000

[NOTARY SEAL]


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